Exhibit 99.6

TASTY BAKING COMPANY

ANNUAL INCENTIVE PLAN

Effective Date: July 27, 2006

ARTICLE I

PURPOSE

      § 1.1     The purpose of the Plan is to provide annual financial incentives for selected employees of Tasty Baking Company. The Plan promotes the growth and financial success of Tasty Baking Company by attracting and retaining employees of outstanding ability and by motivating employees to achieve annual Performance Goals and objectives.

ARTICLE II

DEFINITIONS

      The following words and phrases, as used in the Plan, shall have these meanings:

      § 2.1      “Board” means the Board of Directors of the Company.

      § 2.2      “Cause” means if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) fails to substantially perform his/her duties (other than as a result of Disability), after the Board or the executive to whom the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his/her duties; (ii) engages in dishonesty, willful misconduct or gross negligence that is materially injurious to the Company; (iii) breaches his duty of loyalty to the Company; (iv) has removed without authorization from the premises of the Company a document (of any media or form) relating to the Company or the customers of the Company; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment or services, it is discovered that such Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

      § 2.3      “Committee” means the Compensation Committee of the Board. All members of the Committee shall be “Outside Directors,” as defined or interpreted for purposes of Section 162(m) of the Code, “independent” as defined by the listing standards of the NASDAQ Stock Market and “Non-Employee Directors,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

      § 2.4      “Company” means Tasty Baking Company and its successors and assigns.

      § 2.5      “Eligible Employee” means a person who is a regular full-time or part-time employee of Tasty and who, in the opinion of the Committee, is an employee whose performance can contribute to the successful management of Tasty.

      § 2.6      “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges or pension fund contributions, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition.

    § 2.7      “Participant” means a person to whom an award of incentive compensation has been made under the Plan.

§ 2.8      “Performance Goals” means the goals established by the Committee pursuant to Article V.

§ 2.9      “Plan” means the Tasty Baking Company Annual Incentive Plan.

§ 2.10    “Subsidiary” means a corporation, the majority of the voting stock of which is owned directly or indirectly by the Company.

§ 2.11    “Tasty” means the Company and all of its Subsidiaries.

ARTICLE III

ADMINISTRATION

      § 3.1     The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareholders and any employee of the Tasty.

ARTICLE IV

PARTICIPATION

      § 4.1     Participants in the Plan shall be selected by the Committee from among Eligible Employees based upon such criteria as the Committee may from time to time determine.

ARTICLE V

AWARDS

      § 5.1      Establishment of Performance Goals. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code (the “Code”), no later than 90 days into a fiscal year the Committee will establish in writing one or more Performance Goals for the Company on a consolidated basis and/or specified units of the Company. The Performance Goals will be comprised of specified annual levels, in absolute or relative terms, of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, stock price, net earnings, operating earnings, unit volume, revenue, net sales, market share, balance sheet measurements, profitability, revenue, economic value added, gross profit, economic profit, cash flow, operating margins or profit margins, income before interest, income taxes, depreciation and amortization, return on assets, return on net assets, shareholder return, book value, expense management, capital structure and working capital, market penetration, geographic business expansion, costs, return on equity, return on capital, employee morale or productivity, customer satisfaction or loyalty, customer service, compliance programs, safety or any other applicable financial, operational or strategic criteria that the Committee deems appropriate. In addition, for awards not intended to comply with Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate.  Performance Goals may differ for awards to different Participants.

      § 5.2      Grant of Awards. The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration (a) the performance of the Company or the organizational unit of the Eligible Employee based upon attainment of Performance Goals and (b) as between Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant’s (i) position and level of responsibility, (ii) business unit, division or department achievements, (iii) management assessment of individual performance and (iv) the effect of any Extraordinary Items in determining the attainment of Performance Goals. Participants shall be employed by the Company at the end of the fiscal year in order to receive an award.

      § 5.3      Committee Discretion. The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards. The Committee shall also have complete discretion to not pay, reduce or increase any award to take into account such factors as it deems relevant, even if Performance Goals are not met.

      § 5.4      Payment of Awards. Incentive compensation awards made pursuant to Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Committee, in its discretion, approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company’s long-term incentive plan.

      § 5.5      Section 162(m) Participants. If an award is intended to be “performance- based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), the provisions of this Section 5.5 will be applicable. Within the first 90 days of a fiscal year, the Committee will establish in writing the maximum amount to be paid under an award to an Eligible Employee who is or may be a “covered employee” within the meaning of Section 162 (m) of the Code if one or more Performance Goals for the fiscal year are achieved. No amount shall be paid to a covered employee pursuant to an award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such award have been satisfied. The Committee may disregard or offset the effect of any Extraordinary Items in determining the attainment of Performance Goals for this purpose. For awards subject to Section 162(m) of the Code, the Committee may reduce (but not increase) the amount payable under an award to a covered employee upon attainment of Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine. Any award granted to a covered employee shall be subject to any additional conditions set forth in 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

ARTICLE VI

LIMITATIONS

      § 6.1      Rights Not Absolute. Except as otherwise explicitly stated in an Employment Agreement with the Company, no person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

      § 6.2      Participants Rights Limited to Plan. Participants receiving awards shall have no rights to such awards except as set forth in this Plan.

      § 6.3      No Right to Continued Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Tasty.

ARTICLE VII

AMENDMENT, SUSPENSION OR TERMINATION OF

THE PLAN IN WHOLE OR IN PART

      § 7.1     The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards previously made.